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                                                                   Exhibit 23(i)




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


FanZ Enterprises, Inc. and Subsidiaries

We hereby consent to the use in the Prospectus Supplement constituting a part of this Registration Statement of our report dated May 14, 2002 relating to the consolidated financial statements of FanZ Enterprises, Inc. and Subsidiaries which is contained in that Prospectus. Our report contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus Supplement.



/s/ BDO Seidman, LLP


Atlanta, Georgia
June 6, 2002